                                                                   EXHIBIT 10.23

                           MASTER LICENSE AGREEMENT
                           ------------------------


       This Master License Agreement ("Agreement") is made and entered into as of the 24th day of October, 1996, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, having a principal place of business at Merrill Lynch World Headquarters North Tower, World Financial Center, 250 Vesey Street, New York, New York 10281 ("Customer") and Seer Technologies, Inc., a North Carolina corporation, having a principal place of business at 8000 Regency Parkway, Cary, NC 27511 ("Licensor").

                                  WITNESSETH
                                  ----------

     That, for and in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

                    ARTICLE 1 - GRANT AND SCOPE OF LICENSE
                    --------- ----------------------------

1.1 Licensor hereby grants to Customer a non-exclusive, limited license to use those software products and related documentation ("Licensed Products") described on each schedule executed by Licensor and Customer substantially in the form of Exhibit 1 hereto ("Schedule") for its internal business purposes,
            ---------
commencing upon the delivery to Customer of such Licensed Products and continuing thereafter until terminated in accordance with the provisions of this Agreement or the applicable Schedule.

1.2 Each Schedule, when executed by an authorized representative of both parties, shall constitute a separate agreement and except for any provisions herein which are specifically excluded or modified in such Schedule, each such Schedule shall incorporate therein all of the terms and conditions of this Agreement. Each Schedule shall be consecutively numbered to facilitate identification and shall include a description of the Licensed Products covered thereunder, the standard published specifications together with other mutually agreed to specifications for the Licensed Products ("Specifications"), the site where the Licensed Products are to be installed ("Installation Site"), the date the Licensed Products are to arrive at the Installation Site ("Scheduled Delivery Date"), the number of licensed copies, the applicable license fee ("License Fee"), the annual maintenance fee ("Annual Maintenance Fee") and such other terms and conditions as the parties may wish to include. In the event of any conflict between the terms of this Agreement and the terms of any Schedule, the terms of such Schedule shall govern.

1.3 Customer, its parent company or any of its or their subsidiary or Affiliated Companies, may execute Schedules in accordance with the terms and conditions of this Agreement. In such event, any such entity shall be considered the "Customer" as such term is used herein and shall be subject to all of the terms and conditions of this Agreement, except as expressly provided in the Schedule. Any such Schedule shall be deemed to be a two-party agreement between Licensor on the one hand and the Customer entity on the other hand; provided that any discount applicable to Customer shall apply to such Schedule and such Schedule shall be counted toward the calculation of any discount. For purposes of this Agreement, an "Affiliated Company" means any entity which directly or indirectly (i) controls Customer;
(ii) is controlled by Customer, (iii) is under common control with Customer or
(iv) acquires control of Customer. For purposes of this Agreement, "control" shall mean the direct or beneficial ownership of a voting interest of over fifty percent (50%), or the power, directly or indirectly, to elect or exercise a controlling interest over a majority of the Board of Directors of a corporation or a majority interest in the management of another type of organization or entity.

1.4 The manner in which Customer is permitted to use Licensed Products pursuant to any Schedule to this Agreement shall be designated in the applicable Schedule in accordance with the following license types "License Type"):

     1.4.1  Site License - Licensed Products provided pursuant to this Section
     1.4.1 may be installed and simultaneously utilized by Customer on only those computers that are located at the Installation Site indicated in the applicable Schedule. Notwithstanding the foregoing, any Site License granted pursuant to this Section 1.4.1 shall also include the permitted use of the Licensed Products on any and all workstations, personal or portable computers electronically connected to a server or host computer located at such Installation Site as long as such workstations, personal or portable computers are also located at the Installation Site.

1.5 Customer may make additional copies of each of the Licensed Products for use at the applicable Installation Site and shall be entitled to keep copies of the Licensed Products off Customer's premises for purposes of safekeeping, without payment of an additional license fee therefor. Customer may, at any time upon written notice to Licensor, transfer any license to use the Licensed Products to any other Customer site at no additional charge provided however that Customer's rights at new site do not exceed Customer's rights at the former site and that all use of Licensed Products at former site ceases. Customer may use any Licensed Product at any location of Customer on a temporary emergency backup basis

1.6 As between Licensor and Customer, Licensor retains title to the Licensed Products provided hereunder and does not convey any proprietary interest therein to Customer other than the licenses as specified herein.

1.7 Customer acknowledges that Licensor considers the Licensed Products provided hereunder to be proprietary to Licensor. For as-long as the Licensed Products are in Customer's possession, Customer agrees that unless Customer has obtained Licensor's prior written consent (such consent not to be unreasonably withheld), Customer shall keep the applicable Licensed Products confidential and prevent disclosure of such Licensed Products to any person, firm or enterprise other than Customer, its subsidiaries and affiliated companies and its or their employees (for purposes not inconsistent with Customer's permitted use of the Licensed Products), employees or representatives of Licensor, or other persons on Customer's premises for purposes related to Customer's permitted use of the Licensed Products.

     1.7.1 Notwithstanding the foregoing, Customer shall not be required to take any steps to keep confidential and prevent disclosure of the Licensed Products other than those steps Customer normally takes to protect its own similar confidential information. Customer's obligation of confidentiality shall not apply to information which: (i) is already known to Customer at the time of disclosure; (ii) is obtained by Customer from a third party without restrictions; (iii) is public information; or (iv) is independently developed by Customer.

1.8 Licensor hereby acknowledges and agrees that Customer shall have the right to modify any of the Licensed Products provided to Customer hereunder and may use and combine such with other programs and/or material to form an updated work provided such rights are granted in the Schedule. If such rights are granted, Customer's ownership of updated works are subject to Licensor's copyright in its material contained in the updated works. Customer may not distribute Licensed Products or updated works outside Customer's internal business purposes.

1.9 Licensor agrees to give Customer discounts for the Licensed Products in accordance, with the provisions of Exhibit 2 which is attached hereto and made a
                                   ---------
part hereof.

1.10 This Agreement shall commence as of the date first above written and shall continue in effect thereafter unless and until terminated in accordance with the provisions of this Agreement.

                ARTICLE 2  - DELIVERY; INSTALLATION; ACCEPTANCE
                -----------------------------------------------

2.1 Licensor agrees, to deliver the Licensed Products on the Scheduled Delivery Date to the applicable Installation Site.

2.2 Licensor agrees to install the Licensed Products ready for use and in good working order at the applicable Installation Site as soon as practicable after delivery but in no event more than 10 days after delivery. Licensor agrees to repair any damage caused by Licensor, its employees, agents, or contractors during installation and Licensor will hold Customer harmless from any and all claims, losses, or expenses (including reasonable attorneys' fees) arising from such installation.

2.3 Following successful completion of the installation of each Licensed Product, Licensor shall tender such Licensed Product to Customer for On-Site acceptance testing and Customer shall conduct an acceptance test of such Licensed Product for a thirty (30) day period (the "Acceptance Test"), to determine if the Licensed Product performs in accordance with: (i) the Specifications; (ii) selected other test criteria as are mutually agreed to by Licensor and Customer in the applicable Schedule, [(i) and (ii) are collectively the "Acceptance Test Criteria")]; Licensor agrees to assist Customer, as needed, in the performance of such Acceptance Test.

2.4 Customer agrees to notify Licensor in writing within five (5) days after expiration of the Acceptance Test of either its acceptance or rejection of the applicable Licensed Product.

     2.4.1 If Customer rejects any Licensed Product, Customer may: (i) immediately terminate the applicable Schedule without any further obligation or liability of any kind; or (ii) require Licensor to correct the deficiencies disclosed by the Acceptance Test Criteria and repeat such Acceptance Test until successfully completed, reserving the right to terminate as aforesaid at anytime. Upon any such termination, Customer agrees to return a copies of the Licensed Products involved, together with any materials furnished to Customer by Licensor in connection therewith, without further obligation or liability of any kind to Licensor.

     2.4.2 If Customer accepts any Licensed Product, Licensor may invoice Customer, at any time after the date that Customer has notified Licensor in writing of the acceptance of such Licensed Product (the "Acceptance Date"), for the applicable License Fee, and such invoice shall be payable by Customer within thirty (30) days of Customer's receipt of said invoice.

                         ARTICLE 3  - SOFTWARE ESCROW
                         ----------------------------

                       Article intentionally left blank

                    ARTICLE 4  - DOCUMENTATION AND TRAINING
                    ---------------------------------------

4.1 On the Scheduled Delivery Date for each of the Licensed Products, Licensor shall deliver to Customer at the applicable Installation Site one (1) copy of its standard operational instructions and documentation for such Licensed Products. Such operational instructions and program documentation shall include, but shall not be limited to, the following: a Licensed Products Users' Guide; a copy of associated control statements required for operation, and use of the object code (including control statements for assembly, linkage and other utilities) in machine readable form; and any other documentation used to describe the Licensed Products and which is provided by Licensor to its other customers.

     4.1.1 The documentation furnished in accordance with Section 4.1 hereof shall conform to generally accepted industry standards for the use, operations and internal operating logic of the Licensed Products provided hereunder.

     4.1.2 If the documentation described in Section 4.1 is revised at any time or if additional documentation is developed by Licensor with respect to the Licensed Products, Customer shall be entitled to receive, at no charge for so long as maintenance services are to be provided by Licensor in accordance with Article 5 hereof, copies of such revised or additional documentation produced by Licensor.

     4.1.3 Customer shall have the right to reproduce any documentation provided hereunder in order to satisfy its own internal requirements provided that such reproduction shall solely be for the use of Customer and shall contain Licensor's proprietary and/or copyright notice(s). If Customer requests Licensor to furnish additional copies of any such documentation, Licensor shall furnish such additional copies to Customer at Licensor's then current standard charge.

4.2 Additional training, orientation and other support services not otherwise specified herein or in the applicable Schedule as no cost items will be furnished by Licensor at Customer's request, at Licensor's standard, published charges then in effect for same. The location of such training, orientation and technical support shall be at the applicable Installation Site or at such other mutually agreed upon location(s). The scheduling for such training, orientation and technical support shall be determined by Customer.

                 ARTICLE 5 - MAINTENANCE OF LICENSED PRODUCTS
                 --------------------------------------------

5.1 Commencing upon the date of delivery of each Licensed Product and continuing thereafter in accordance with the provisions of this Agreement, Licensor agrees to provide the following maintenance services for such Licensed Product ("Maintenance Services"):

     5.1.1 Licensor shall correct any failure of the Licensed Product to operate in accordance with the applicable Acceptance Test Criteria.

     5.1.2 Licensor shall provide to Customer all revisions, updates, improvements, modifications, corrections, releases and enhancements (the "Updates") to the Licensed Products. Such Updates shall not degrade the performance, functioning or operation of the Licensed Products provided hereunder. If any such Updates are acceptable to Customer, Licensor agrees to give Customer all necessary telephonic assistance to install same, at no cost to Customer. If any such Update is not acceptable to Customer, Customer may refuse to accept same, and, in such event, Licensor agrees to maintain the Licensed Product in the form in effect on the date Licensor requested Customer to accept any such Update. For purposes of this Agreement, an Update once incorporated into any Licensed Product hereunder shall be considered a "Licensed Product" for all purposes hereunder.

     5.1.3 Licensor shall make available to Customer, at no additional cost, any and all modifications to each Licensed Product that may be required to enable same to operate in conjunction with any new generally available releases of the operating system of the equipment on which such Licensed Product is installed as soon as Licensor has installed and operated said modification for its own internal use or for the use of any one of Licensor's other commercial customers.

     5.1.4 Licensor shall provide remote technical assistance and consultation to Customer through its Action Line Telephone Support Services, Monday through Friday, from 7:00am to 7:00pm EST. Action Line representatives will record all error reports and coordinate responses in the following manner:

     For all reported errors, Licensor will assign a Call Tracking Number.
     Calls will be returned according to the Severity Levels indicated in Tables I - III below.

     Licensor may provide repairs by furnishing Maintenance Releases (MNT's) or Corrective Service Disks (CSD's) for Customer installation.

Table I:  Severity Level Definitions:

     -----------------------------------------------------------------------------------------------
     Severity Level                                           Definition
     -----------------------------------------------------------------------------------------------
     Severity Level 1             All environments.  A critical condition affecting Customer's production environment with no acceptable workaround.  Requires constant dedicated Customer and Licensor resources.
     -----------------------------------------------------------------------------------------------
     Severity Level 2             All environments.  A severe restriction, but not a complete obstacle, to Customer's ability to use the Licensed Products.  No acceptable workaround.  Licensor may request Customer resources as necessary.
     -----------------------------------------------------------------------------------------------
     Severity Level 3             All environments.  A limitation on Customer's use of the Licensed
                                  Products, but an acceptable workaround exists.
     -----------------------------------------------------------------------------------------------

Table II:  Response Times

     -----------------------------------------------------------------------------------------------
       Severity Level     Initial Response       Temporary            Schedule           Permanent
                                                 Resolution             Date             Resolution
     -----------------------------------------------------------------------------------------------
              1          1 hour                    1 day                ASAP           Emergency fix
     -----------------------------------------------------------------------------------------------
              2          1 day                     7 days             30 days               CSD
     -----------------------------------------------------------------------------------------------
              3          2 days                   30 days             60 days               MNT
     -----------------------------------------------------------------------------------------------

     Initial Response: The time to return a call to begin error investigation. Temporary Resolution: The offer of a temporary fix or workaround, if available, for acceptance by Customer.
     Scheduling Date: The date on which Licensor will schedule the availability date of a permanent fix.

     Permanent Resolution:  The mechanism for providing the final fix.


Table III Availability of Error Correction Services

     ----------------------------------------------------------------------------------------------
               Period Following                 Severity 1         Severity 2          Severity 3
              Superseding Release
     ----------------------------------------------------------------------------------------------
     12 Months after Release Date             Emergency Fix            CSD                MNT
     ----------------------------------------------------------------------------------------------
     12-18 Months                             Emergency Fix            CSD           Not Available
     ----------------------------------------------------------------------------------------------
     18-24 Months                             Emergency Fix       Not Available      Not Available
     ----------------------------------------------------------------------------------------------
     Over 24 Months                           Not Available       Not Available      Not Available
     ----------------------------------------------------------------------------------------------

     5.1.5 Licensor shall correct any malfunction, defect or nonconformity in each Licensed Product provided hereunder following telephonic notification by Customer to Licensor of any such malfunction, defect or nonconformity which prevents the Licensed Product from performing in accordance with the Acceptance Test Criteria, the documentation provided hereunder and such other warranties, descriptions and specifications as may be set forth herein or in a Schedule. If in the determination of Customer, any malfunctions, defect or nonconformity cannot be satisfactorily corrected through such telephone communication, Licensor agrees to respond by having at least one (1) maintenance person trained in the Licensed Products at the Installation Site within twenty-four (24) hours of Customer's initial request. If such problem is the result of Customer misuse of Licensed Product or unrelated to Licensed Product, Customer shall reimburse Licensor at Licensor's then current published standard rates for such services.

     5.1.6 Licensor will repair any damage caused by its employees, agents, or contractors while performing the Maintenance Services and Licensor will hold Customer harmless from any and all claims, losses, or expenses (including reasonable attorneys' fees) arising from such Maintenance Services.

5.2 Commencing upon the date of delivery of each Licensed Product and for a period of ninety (90) days from the Acceptance Date thereof, Licensor shall provide Maintenance Services at no charge to Customer. Thereafter, Licensor shall provide Maintenance Services for the Annual Maintenance Fee set forth on the applicable Schedule, which shall not exceed eighteen percent (18%) of the
                                                --------
applicable License Fee set forth on the applicable Schedule.

     5.2.1 Notwithstanding anything to the contrary contained in Section 5.2, Licensor shall not increase the Annual Maintenance Fee for any of the Licensed Products unless Licensor increases its list prices for the Licensed Products on which the Maintenance Fee is calculated for all of Licensor's customers generally, whereupon Licensor may then increase the Annual Maintenance Fee effective upon the second and each succeeding anniversary of the Acceptance Date of the Licensed Products involved provided that such increase shall not exceed five percent (5%) of the Annual Maintenance Fee in effect for the twelve (12) month period immediately prior to such increase and provided further that after any such increase the charge payable by Customer shall not exceed Licensor's then current standard charge for such service.

     5.2.2 Licensor agrees to invoice Customer annually in advance for the Annual Maintenance Fee at least sixty (60) days prior to the anniversary of the Acceptance Date for the Licensed Product involved. Each such invoice shall be payable within thirty (30) days of the anniversary of the Acceptance Date; provided, however, that Customer shall have the right to terminate Maintenance Services at any time upon written notice to Licensor.

     5.2.3 Customer may reinstate Maintenance Services for any Licensed Product hereunder by paying a reinstatement charge consisting of an amount equivalent to the pro rata portion of Annual Maintenance Fee that would have been due hereunder for the period elapsed since termination of Maintenance Services; provided, however, that such reinstatement charge shall not exceed thirty five percent (35%) of the license fee for such Licensed Product in effect at the time of reinstatement.

                            ARTICLE 6  - WARRANTIES
                            -----------------------

6.1 Licensor warrants to Customer that: (i) Licensor has the right to furnish to Customer the Licensed Products and other materials covered hereunder free of all liens, claims, encumbrances and other restrictions except as stated to the contrary herein; (ii) Customer shall quietly and peacefully possess the Licensed Products and other materials furnished hereunder subject to and in accordance with the provisions of this Agreement; and (iii) Customer's permitted use and possession of the Licensed Products and other materials will not be interrupted or otherwise disturbed by any entity asserting a claim under or through Licensor.

6.2  Licensor warrants that each of the Licensed Products for a period of ninety
(90) days after installation and acceptance: (i) shall be free from any defects in material; and (ii) shall perform substantially in all material respects in accordance with the applicable Acceptance Test Criteria and Licensor's operating and user documentation applicable to the version of the Licensed Products provided to Customer hereunder and such other warranties, descriptions and specifications set forth hereunder.

6.3 Licensor warrants to Customer that the documentation provided by Licensor hereunder will faithfully and accurately reflect the Licensed Products provided to Customer hereunder.

6.4 Licensor warrants that commencing upon the delivery of each Licensed Product and for a period of ninety (90) days from the Acceptance Date thereof, Licensor shall, at no charge to Customer, maintain such Licensed Product in accordance with Article 5, and thereafter for so long as Customer has subscribed to Maintenance Services hereunder.

6.5 Licensor warrants that any Maintenance Services or other services provided by Licensor hereunder will be performed in a professional manner by qualified personnel.

6.6 Licensor further warrants and represents that the Licensed Products provided to Customer hereunder are compliant with the Standards For Year 2000 Operation (as such term is defined below). Licensor agrees to provide, upon request by Customer, evidence sufficient to demonstrate adequate testing of the Licensed Products to meet the foregoing requirements. For the purposes of this Agreement, the Standards For Year 2000 Operation shall mean that the occurrence in or use by the Licensed Products of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the Licensed Products with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing) and that the Licensed Products will create, store, process and output information related to or including Millennial Dates without errors or omissions. In the event that the Licensed Products fail to do so comply, Licensor shall, promptly upon request by and at no charge to Customer, furnish such materials and services as shall be necessary to bring the Licensed Products into-compliance.

                 ARTICLE 7 - PATENT AND COPYRIGHT INRINGEMENT
                 --------------------------------------------

7.1 Licensor agrees to defend and/or handle at its own expense, any claim or action against Customer, its parent company, and/or its or their subsidiaries or affiliated companies, for actual or alleged infringement of any patent, copyright or similar property right (including, but not limited to, misappropriation of trade secrets) based upon the Licensed Products or any other materials furnished hereunder by Licensor or based on Customer's use thereof.

     7.1.1 Licensor shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the parties hereto.

7.2 Licensor further agrees to indemnify and hold Customer, its parent company, and/or its or their subsidiaries and affiliated companies, harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees) associated with any such claim or action incurred by Customer, its parent company, and/or its or their subsidiaries or affiliated companies in accordance with this Article 7.

     7.2.1 Licensor shall have no liability for any claim of infringement based on: a) use of an release of Licensed Products modified for or by Customer if such infringement would have been avoided by the use of an unmodified release of Licensed Products that Licensor had provided to Customer in advance of any such claim; or b) the combination, operation, or use of any Licensed Products furnished under this Agreement with programs or data not furnished by Licensor if such infringement would have been avoided by the use of the Licensed Products without such programs or data.

7.3 Both Licensor and Customer agree to give each other prompt written notice of any threat, warning or notice of any such claim or action against the other or any other user or any supplier of components of the Licensed Product covered hereunder, which could have an adverse impact on Customer's use of same, provided such party knows or has reason to know of such claim or action.

               ARTICLE 8 - CONFIDENTIAL INFORMATION OF CUSTOMER
               ------------------------------------------------

8.1 During the term of this Agreement and for a period of five (5) years from the date of termination of this Agreement, Licensor will regard and preserve as confidential all information related to the business of Customer, its parent company, and/or its or their subsidiaries, affiliated companies or clients that may be obtained by Licensor from any source as a result of this Agreement. Licensor will not, without first obtaining Customer's prior written consent, disclose to any person, firm or enterprise, or use for its benefit, any information relating to the pricing, methods, processes, financial data, lists, apparatus, statistics, programs, research, developments or related information of Customer, its parent company, and/or its or their subsidiaries, affiliated companies or clients concerning past, present or future business activities of said entities.

     8.1.1 Notwithstanding the foregoing, Licensor shall not have an obligation of confidentiality, with respect to information provided by the Customer which: (i) is already known at the time of disclosure or is properly obtained from a third party (without restriction); (ii) is public information; (iii) is independently developed by a party; or (iv) is required to be disclosed by law or court order (provided, however, that the disclosing party shall advise the other party of such requirement in advance of disclosure).

                               ARTICLE 9 - TAXES
                               -----------------

9.1 Customer agrees to pay (in accordance with Section 9.2 below) all taxes levied by a duly constituted taxing authority against or upon the Licensed Product or their use, or arising out of this Agreement, exclusive, however, of Licensor's personal property taxes and taxes based on Licensor's income, which taxes shall be paid by Licensor.

9.2 Customer agrees to pay any tax for which it is responsible under the terms of Section 9.1 hereof, which may be levied on or assessed against Customer directly, and, if any such tax is paid by Licensor, to reimburse Licensor therefor, upon receipt by Customer of proof of payment acceptable to Customer.

9.3 Licensor shall promptly notify Customer of any tax liability or potential tax liability, and of any pending or threatened tax audit or other proceeding that could lead to the imposition of tax liability against Customer, and shall afford Customer all reasonable opportunity to participate in any such audit or preceding affecting its interests. Customer shall not be liable for (and Licensor shall pay) any tax liability imposed as a result of any audit where Customer is not provided with such notice and opportunity to participate.

                         ARTICLE 10 - MATERIAL BREACH
                         ----------------------------

10.1 In the event of any material breach of, or material misrepresentation relating to, any Schedule by either party, the other party may terminate this Agreement or said Schedule by giving thirty (30) days' prior written notice thereof and/or pursue any other remedies and rights at law or in equity; provided, however, that this Agreement or such Schedule will not terminate at the end of said thirty (30) days' notice period if the party in breach has cured the misrepresentation or breach of which it has been notified prior to the expiration of said thirty (30) days.

10.2 IN NO EVENT SHALL EITHER PARTY BE LIABLE, ONE TO THE OTHER, FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING, PERFORMANCE, OR USE OF THE LICENSED PRODUCTS AND/OR SERVICES PROVIDED FOR IN THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH DAMAGES ARE INCLUDED IN AN AWARD AGAINST CUSTOMER RESULTING FROM A CLAIM FOR WHICH CUSTOMER IS INDEMNIFIED HEREUNDER AND EXCEPT FOR PERSONAL INJURY OR DEATH, OR DAMAGE TO REAL PROPERTY TO THE EXTENT SUCH PERSONAL INJURY, DEATH, OR DAMAGE

TO REAL PROPERTY IS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE OTHER PARTY.

                         ARTICLE 11 - EXCUSABLE DELAYS
                         -----------------------------

11.1 In no event shall either party be liable one to the other, for any delay or failure to perform hereunder, which delay or failure to perform is due to causes beyond the control of said party, including, but not limited to, acts of God; acts of the public enemy; acts of the United States of America, or any state, territory or political division of the United States of America, or of the District of Columbia; fires; floods; epidemics; quarantine restrictions; strikes; freight embargoes; and unusually severe weather conditions.

     11.1.1 Notwithstanding the provisions of Section 11.1 hereof in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

11.2 Performance times under any Schedule shall be considered extended for a period of time equivalent to the time lost because of any delay which is excusable under this Article 11. If any such excusable delay shall last for a period of more than thirty (30) consecutive calendar days, the party not relying on the excusable delay, at its option, may terminate such Schedule.

                       ARTICLE 12 - THIRD PARTY CLAIMS
                       -------------------------------

12.1 Each party will indemnify, defend, and hold harmless the other from any claims, losses, or expenses (including reasonable attorneys' fees) arising from third party claims relating to or arising out of (i) the negligence, breach of contract, or misrepresentation of such party, its officers, employees, agents, or representatives, or (ii) the assertion of any strict liability standard.

                             ARTICLE 13 - NOTICES
                             --------------------

13.1 Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally or mailed by first-class mail, postage prepaid, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, World Financial Center, South Tower, New York, NY 16080-6122 Attention: Group Manager Technology Acquisitions, and to Seer Technologies, Inc. 8000 Regency Parkway, Cary, NC 27511, Attention: General Counsel or to such other address or addressee as either party may from time to time designate to the other by written notice.

13.2 Any such notice or other communication shall be deemed to be given when it is personally delivered or as of the date it is placed in the mails in the manner specified.

                     ARTICLE 14 - ADVERTISING OR PUBLICITY
                     -------------------------------------

14.1 Neither party shall use the name or symbol of the other in advertising or publicity releases without securing the prior written consent of the other.

                           ARTICLE 15 - ASSIGNMENT
                           -----------------------

15.1 This Agreement shall be binding upon the parties and their respective legal successors and permitted assigns.

15.2 Neither party may assign this Agreement and/or any Schedules hereunder, along with any or all of the respective rights and obligations without the prior written consent of the other party and any such attempted assignment shall be void; provided however, that, upon written notice to Licensor, Customer may assign this Agreement and/or any Schedules hereunder, along with any or all of the respective rights and/or obligations to its parent company or to one of its subsidiaries or affiliated companies, without the consent of Licensor and provided, further, that upon written notice to Customer, Licensor may assign this Agreement and/or any Schedules hereunder, along with any or all of the respective rights and/or obligations, to an assignee in connection with an assignment by Licensor of all of its rights and obligations with respect to a Licensed Product subject thereto, without the consent of Customer provided however, for as long as Maintenance Services are provided pursuant to this Agreement and/or any Schedule, if such assignee is a direct competitor of Customer's in the retail brokerage industry, such assignment is subject to Customer's consent, which consent shall not be unreasonably withheld. In the event that Customer fails to consent to such assignment, Licensor shall have the right to terminate the Maintenance Services.

                          ARTICLE 16 - GOVERNTNG LAW
                          --------------------------

16.1 The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York.

          ARTICLE 17 - MODIFICATION-AMENDMENT, SUPPLEMENT AND WAIVER
          ----------------------------------------------------------

17.1 No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties.

17.2 A failure or delay of either party to this Agreement to enforce at any time any of the provisions of this Agreement, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this Agreement.

                          ARTICLE 18 - SEVERABILITY
                          -------------------------

18.1 In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

                     ARTICLE 19 - EXHIBITS AND ATTACHMENTS
                     -------------------------------------

19.1 The terms and conditions of any and all Attachments, Exhibits and other attachments to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

                             ARTICLE 20 - HEADINGS
                             ---------------------

20.1 The headings in this Agreement are for purposes of reference only and shall not in any way limit or affect the meaning or interpretation of any of the terms hereof.

                         ARTICLE 21 - ENTIRE AGREEMENT
                         -----------------------------

21.1 This Agreement, together with all the Attachments, Exhibits and other attachments hereto, constitutes the entire Agreement between the parties and supersedes all previous agreements, promises, proposals, representations, understanding and negotiations, whether written or oral between the parties respecting the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement as of the day, month and year first above written.

SEER TECHNOLOGIES, INC.                 MERRILL LYNCK PIERCE, FENNER
                                        & SMITH INCORPORATED

By: ____________________________        By: _____________________________

Name: __________________________        Name: ___________________________

Title: _________________________        Title: __________________________

Date: __________________________        Date: ___________________________

                                   EXHIBIT 1
                                   ---------

                                SCHEDULE NO. 01
                                ---------------


This Schedule, dated as of ____________, 19___, is issued pursuant to, and incorporates herein, the Master License Agreement dated as of ____________, 19___, ("Agreement"), by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Customer") and .("Licensor'). Any term not otherwise defined herein shall have the meaning ascribed to it in the Agreement.



DESCRIPTION OF                        Scheduled Delivery Date:
--------------
LICENSED PRODUCTS:
------------------


Installation Site:
------------------

                                      License Fee:  $
                                      ------------   __________

                                      Annual Maintenance Fee:   $
                                      -----------------------    ___________


Specifications:  See Attachment 1 annexed hereto and made a part hereof.
--------------       ------------


IN WITNESS WHEREOF, the parties hereto, each acting with proper authority, have executed this Schedule No.___ as of the day, month and year first above written.


                                          MERRELL LYNCH, PIERCE, FENNER
                                          & SMITH INCORPORATED

By: ____________________________          By: _______________________________

Name: __________________________          Name: _____________________________

          (type or print)                            (type or print)
Title: _________________________          Title: ____________________________

Date: __________________________          Date: _____________________________

                        ATTACHMENT 1 TO SCHEDULE NO. 01
                        -------------------------------
            STANDARD PUBLISHED SPECIFICATIONS TO LICENSED PRODUCTS
            ------------------------------------------------------

                                   EXHIBIT 2
                                   ---------

                               Discount Schedule

Customer and any other entity authorized by the Agreement to execute a Schedule to this Agreement by Section 1.3 will be entitled to a discount of twenty percent (20%) from Licensor's then current list prices for the applicable software.